UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2016

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 11, 2016 Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.53 per share on the common stock of the Company, a 10.4% increase in the dividend rate. The dividend is payable on April 5, 2016, to shareholders of record on March 15, 2016.

In that press release the Company also announced that its Board of Directors authorized the repurchase of an additional $1 billion of the Company's outstanding common stock. In total, the Company has now authorized $5 billion of share repurchases.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 -- Dr Pepper Snapple Group, Inc. Press Release dated February 11, 2016--"Dr Pepper Snapple Group Raises Quarterly Dividend 10.4% and Authorizes Additional $1 Billion Share Repurchase Program"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

February 11, 2016	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated February 11, 2016--"Dr Pepper Snapple Group Raises Quarterly Dividend 10.4% and Authorizes Additional $1 Billion Share Repurchase Program"